Exhibit 99.1

FOR IMMEDIATE RELEASE
CONTACT:

(Investor Relations)	(Corporate Press)
Henry A. Diamond	Alan Lewis
Senior Vice President	Vice President
Investor Relations & Corporate Communications	Corporate Communications & Public Affairs
Take-Two Interactive Software, Inc.	Take-Two Interactive Software, Inc.
(646) 536-3005	(646) 536-2983
Henry.Diamond@take2games.com	Alan.Lewis@take2games.com

Take-Two Interactive Software, Inc. Reports Financial Results for Third Quarter Fiscal 2012

Net Revenue was $236.3 Million

Non-GAAP Net Income Per Diluted Share was $0.27

New York, NY — February 2, 2012 — Take-Two Interactive Software, Inc. (NASDAQ:TTWO) today reported results for the third quarter of its fiscal year 2012, ended December 31, 2011, that were in line with its most recent financial outlook.  In addition, the Company updated its financial outlook for the fourth quarter and fiscal year 2012, ending March 31, 2012.

For the third quarter of fiscal 2012, net revenue was $236.3 million, as compared to $334.3 million for the third quarter of fiscal 2011, which had benefited from the post-launch performance of Red Dead Redemption and the releases of Red Dead Redemption: Undead Nightmare and Grand Theft Auto IV:  Complete.  GAAP income from continuing operations was $14.2 million, or $0.16 per diluted share, for the third quarter of fiscal 2012, as compared to GAAP income from continuing operations of $40.8 million, or $0.45 per diluted share, for the year-ago period.  Non-GAAP net income was $29.0 million, or $0.27 per diluted share, as compared to Non-GAAP net income of $49.5 million, or $0.52 per diluted share, for the year-ago period.  The Company’s issuance of 1.75% convertible senior notes due 2016 in November 2011 reduced GAAP net income per diluted share by $0.02 and Non-GAAP net income per diluted share by $0.04.

The strongest contributors to net revenue in the third quarter were the release of NBA 2K12; catalog sales led by the Grand Theft Auto franchise, Red Dead Redemption, Midnight Club Los Angeles and Borderlands; and continued sales of L.A. Noire.  Digitally delivered content accounted for 11% of net revenue, driven by offerings for the Grand Theft Auto franchise — particularly the Grand Theft Auto III — 10th Anniversary Edition for iOS and Android, Red Dead Redemption, Borderlands and L.A. Noire.

For the nine-month period ended December 31, 2011, net revenue was $677.7 million, as compared to $954.6 million for the year-ago period.  GAAP loss from continuing operations was $41.7 million, or $0.50 per diluted share, as compared to GAAP income from continuing operations of $76.2 million, or $0.88 per diluted share, for the year-ago period.  Non-GAAP net loss was $8.4 million, or $0.10 per diluted share, as compared to Non-GAAP net income of $108.8 million, or $1.15 per diluted share, for the year-ago period.

Management Comments

“During the fiscal third quarter, we continued to execute strategically, creatively and operationally,” said Strauss Zelnick, Chairman and CEO of Take-Two.  “We delivered results that were solidly within our expectations, driven by strong holiday demand for NBA 2K12, our popular catalog titles and digital offerings.

“Take-Two’s future is extraordinarily promising.  We have a proven strategy focused on building compelling interactive entertainment franchises, the strongest development pipeline in the Company’s history, and ample resources to pursue our many growth opportunities.  Fiscal 2013 is expected to be one of our best years ever, with substantial revenue growth and Non-GAAP net income in excess of $2.00 per diluted share.  We are well positioned to continue to deliver growth and profitability over the long-term.”

Business and Product Highlights

Since October 1, 2011:

•                  Take-Two raised $250 million through a private offering of 1.75% convertible senior notes due 2016.  The net proceeds from the offering will be used for general corporate purposes, which may include acquisitions and other strategic investments and the refinancing of indebtedness.  In addition, the Company amended its senior secured revolving credit facility on significantly improved terms.

Rockstar Games:

•                  Released Red Dead Redemption: Game of the Year Edition, featuring the original title and all subsequently released add-on content.  The Red Dead franchise has sold-in over 13 million units worldwide.

•                  Announced that Grand Theft Auto V, the next installment in the interactive entertainment industry’s most iconic and critically acclaimed franchise, is in full development.

•                  Released L.A. Noire: The Complete Edition, featuring the original title and all subsequently released downloadable content, for the Xbox 360, PS3 and PC.  L.A. Noire has sold-in nearly 5 million units worldwide since its launch.

•                  Released a special edition of Grand Theft Auto III for mobile phones and tablets running iOS and Android in celebration of the game’s 10th anniversary.  The title is Take-Two’s highest selling mobile offering to date.

•                  Announced that Max Payne 3 is planned for launch for Xbox 360 and PS3 on May 15, 2012 in North America and May 18, 2012 internationally; and for the PC on May 29, 2012 in North America and June 1, 2012 internationally.

2K:

•                  2K Sports released NBA 2K12 to critical acclaim and the highest review scores in the history of the franchise (90 — Metacritic).  The game was supported with the Legends Showcase downloadable content during the 2011 holiday season.  The label also released NBA 2K12 for the iPhone, iPod touch and iPad.  NBA 2K12 has sold-in nearly 4 million units to date.

•                  2K Sports announced that Cy Young Award winning pitcher, Justin Verlander of the Detroit Tigers, will be the cover athlete for Major League Baseball 2K12 when it launches on March 6, 2012.

•                  2K Games announced that XCOM: Enemy Unknown is in development at Firaxis Games, the creative team behind the iconic Sid Meier’s Civilization franchise.  This title, which will feature both deep strategy and intense action, is planned for release in fall 2012.

Financial Outlook for Fiscal 2012

Take-Two is updating its financial outlook for the fourth quarter and fiscal year ending March 31, 2012 as set forth below.  This revised outlook primarily reflects the impact of the previously announced change to the planned release date for Max Payne 3 from fourth quarter fiscal 2012 to first quarter fiscal 2013.

	Fourth Quarter Ending 3/31/2012	Fiscal Year Ending 3/31/2012
Net Revenue	$112 to $162 Million	$790 to $840 Million

Non-GAAP net income (loss) per diluted share	$(0.65) to $(0.50)	$(0.75) to $(0.60)

Stock-based compensation expense per share (a)	$0.11	$0.39

Non-cash interest expense related to convertible debt	$0.05	$0.14

Expenses related to reorganization and unusual legal matters	$0.00	$0.02

Non-cash tax expense	$0.01	$0.02

(a)          The Company’s stock-based compensation expense for the periods above includes the cost of approximately 3.7 million shares issued to ZelnickMedia that are subject to variable accounting.  Actual expense to be recorded in connection with these shares is dependent upon several factors, including future changes in Take-Two’s stock price.

Key assumptions and dependencies underlying the Company’s guidance include continued consumer acceptance of current generation video game and computer entertainment systems; the ability to develop and publish products that capture market share for these systems; the timely delivery of the titles detailed in this release; and stable foreign exchange rates.  See also “Cautionary Note Regarding Forward Looking Statements” below.

Product Releases

The following titles were released since October 1, 2011:

Label	Title	Platforms	Release Date
2K Sports	NBA 2K12	Xbox 360, PS3, PS2, PSP, Wii, PC, iOS	October 4, 2011
Rockstar Games	Red Dead Redemption: Game of the Year Edition	Xbox 360, PS3	October 11, 2011*
2K Games	Duke Nukem Forever: Hail to the Icons Parody Pack (DLC)	Xbox 360, PS3, PC	October 11, 2011
2K Play	Dora and Kai-Lan’s Pet Shelter	DS	November 1, 2011
2K Play	Team Umizoomi	DS	November 1, 2011
2K Play	Let’s Cheer!	Kinect for Xbox 360	November 7, 2011
Rockstar Games	L.A. Noire: The Complete Edition	PC	November 8, 2011*
2K Play	Nickelodeon Dance	Kinect for Xbox 360, Wii	November 8, 2011
Rockstar Games	L.A. Noire: The Complete Edition	Xbox 360, PS3	November 15, 2011*
2K Play	Carnival Games: Wild West 3D	3DS	November 21, 2011
2K Sports	NBA 2K12 Legends Showcase (DLC)	Xbox 360, PS3	November 29, 2011
2K Games	Duke Nukem Forever: The Doctor Who Cloned Me (DLC)	Xbox 360, PS3, PC	December 13, 2011
Rockstar Games	Grand Theft Auto III — 10th Anniversary Edition	iOS, Android	December 15, 2011

*North American release date; international release date typically follows three days after.

Take-Two’s lineup of future titles announced to date includes:

Label	Title	Platforms	Planned Release
2K Games	The Darkness II	Xbox 360, PS3, PC	February 7, 2012*
2K Sports	Major League Baseball 2K12	Xbox 360, PS3, PS2, PSP, Wii, DS, PC	March 6, 2012
2K Play	Nicktoons MLB	3DS	March 6, 2012
Rockstar Games	Max Payne 3	Xbox 360, PS3	May 15, 2012*
Rockstar Games	Max Payne 3	PC	May 29, 2012*
2K Games	Spec Ops: The Line	Xbox 360, PS3, PC	First Half Fiscal ‘13
2K Games	XCOM: Enemy Unknown	Xbox 360, PS3, PC	Fall 2012
2K Games	BioShock Infinite	Xbox 360, PS3, PC	Calendar Year 2012
2K Games	Borderlands 2	Xbox 360, PS3, PC	Fiscal Year 2013
2K Games	XCOM	Xbox 360, PS3, PC	Fiscal Year 2013
Rockstar Games	Grand Theft Auto V	TBA	TBA

*North American release date; international release typically follows three days after.

Conference Call

Take-Two will host a conference call today at 4:30 p.m. Eastern Time to review these results and discuss other topics.  The call can be accessed by dialing (877) 407-0984 or (201) 689-8577.  A live listen-only webcast of the call will be available by visiting http://ir.take2games.com and a replay will be available following the call at the same location.

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses Non-GAAP measures of financial performance that exclude certain non-recurring or non-cash items.  Non-GAAP gross profit, income (loss) from operations, net income (loss), and earnings (loss) per share are measures that exclude certain non-recurring or non-cash items and should be considered in addition to results prepared in accordance with GAAP.  They are not intended to be considered in isolation from, as a substitute for, or superior to, GAAP results.  These Non-GAAP financial measures may be different from similarly titled measures used by other companies.

The Company believes that these Non-GAAP financial measures, when taken into consideration with the corresponding GAAP financial measures, are important in gaining an understanding of the Company’s ongoing business. These Non-GAAP financial measures also provide for comparative results from period to period.  Therefore, the Company believes it is appropriate to exclude certain items as follows:

•                  Stock-based compensation — the Company does not consider stock-based compensation charges when evaluating business performance and management does not contemplate stock-based compensation expense in its short- and long-term operating plans.  As a result, the Company has excluded such expenses from its Non-GAAP financial measures.

•                  Business reorganization, restructuring and related expenses — the Company does not engage in reorganization activities on a regular basis and therefore believes it is appropriate to exclude business reorganization, restructuring and related expenses from its Non-GAAP financial measures.

•                  Income (loss) from discontinued operations — the Company does not engage in sales of subsidiaries on a regular basis and therefore believes it is appropriate to exclude such gains (losses) from its Non-GAAP financial measures. As the Company is no longer active in its discontinued operations, it believes it is appropriate to exclude income (losses) thereon from its Non-GAAP financial measures.

•                  Professional fees and expenses associated with unusual legal and other matters — the Company has incurred expenses for professional fees and has accrued for legal settlements that are outside its ordinary course of business. As a result, the Company has excluded such expenses from its Non-GAAP financial measures.

•                  Non-cash interest expense related to convertible debt — The Company records non-cash interest expense on its convertible notes in addition to the interest expense already recorded for coupon payments. The Company excludes the non-cash portion of the interest expense from its Non-GAAP financial measures because these amounts are unrelated to its ongoing business operations.

•                  Non-cash tax expense for the impact of deferred tax liabilities associated with tax deductible amortization of goodwill — due to the nature of the adjustment as well as the expectation that it will not have any cash impact in the foreseeable future, the Company believes it is appropriate to exclude this expense from its Non-GAAP financial measures.

About Take-Two Interactive Software

Headquartered in New York City, Take-Two Interactive Software, Inc. is a leading developer, marketer and publisher of interactive entertainment for consumers around the globe.  The Company develops and publishes products through its two wholly-owned labels Rockstar Games and 2K, which publishes its titles under the 2K Games, 2K Sports and 2K Play brands.  Our products are designed for console systems, handheld gaming systems and personal computers, including smartphones and tablets, and are delivered through physical retail, digital download, online platforms and cloud streaming services.  The Company’s common stock is publicly traded on NASDAQ under the symbol TTWO. For more corporate and product information please visit our website at http://www.take2games.com.

All trademarks and copyrights contained herein are the property of their respective holders.

Cautionary Note Regarding Forward-Looking Statements

The statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws and may be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “will,” or words of similar meaning and include, but are not limited to, statements regarding the outlook for the Company’s future business and financial performance. Such forward-looking statements are based on the current beliefs of our management as well as assumptions made by and information currently available to them, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may vary materially from these forward-looking statements based on a variety of risks and uncertainties including: our dependence on key management and product development personnel, our dependence on our Grand Theft Auto products and our ability to develop other hit titles for current generation platforms, the timely release and significant market acceptance of our games, the ability to maintain acceptable pricing levels on our games, our ability to raise capital if needed and risks associated with international operations. Other important factors and information are contained in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2011, in the section entitled “Risk Factors,” and the Company’s other periodic filings with the SEC, which can be accessed at www.take2games.com. All forward-looking statements are qualified by these cautionary statements and apply only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

#  #  #

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(in thousands, except per share amounts)

	Three months ended December 31,		Nine months ended December 31,
	2011	2010	2011	2010

Net revenue	$236,325	$334,259	$677,739	$954,621

Cost of goods sold:
Product costs	68,803	98,067	207,391	266,170
Software development costs and royalties	27,236	40,276	129,086	148,906
Internal royalties	9,907	22,001	32,998	105,266
Licenses	20,521	28,306	42,914	48,996
Total cost of goods sold	126,467	188,650	412,389	569,338

Gross profit	109,858	145,609	265,350	385,283

Selling and marketing	40,228	47,861	143,684	144,268
General and administrative	29,705	27,492	86,067	80,314
Research and development	16,823	18,073	49,340	52,328
Depreciation and amortization	2,854	3,501	9,383	11,271
Total operating expenses	89,610	96,927	288,474	288,181
Income (loss) from operations	20,248	48,682	(23,124)	97,102
Interest and other, net	(6,190)	(4,013)	(14,203)	(10,395)
Income (loss) from continuing operations before income taxes	14,058	44,669	(37,327)	86,707
(Benefit) provision for income taxes	(127)	3,849	4,368	10,487
Income (loss) from continuing operations	14,185	40,820	(41,695)	76,220
Income (loss) from discontinued operations, net of taxes	(81)	39	(285)	(5,708)
Net income (loss)	$14,104	$40,859	$(41,980)	$70,512

Earnings (loss) per share:
Continuing operations	$0.16	$0.47	$(0.50)	$0.89
Discontinued operations	—	—	(0.01)	(0.07)
Basic earnings (loss) per share	$0.16	$0.47	$(0.51)	$0.82

Continuing operations	$0.16	$0.45	$(0.50)	$0.88
Discontinued operations	—	—	(0.01)	(0.06)
Diluted earnings (loss) per share (1)	$0.16	$0.45	$(0.51)	$0.82

Weighted average shares outstanding: (2)
Basic	89,523	86,321	83,003	85,783
Diluted	89,523	99,260	83,003	98,721

(1)          For the three and nine months ended December 31, 2010, diluted EPS has been calculated using the “if-converted” method as a result of the 4.375% Convertible Notes issued in June 2009 (the “4.375% Convertible Notes”), for which diluted net income has been adjusted by $3,552 and $10,446, respectively, related to interest and debt issuance costs, net of tax. The shares used for computing includes 12,927 shares related to the potential dilution from the 4.375% Convertible Notes. The “if-converted” method was not used for the other periods presented as the assumed conversion would have been anti-dilutive.

(2)          Basic and diluted include participating shares of 5,958, 5,578 and 5,824 for the three months ended December 31, 2011 and the three and nine months ended December 31, 2010, respectively.

	Three months ended December 31,		Nine months ended December 31,
	2011	2010	2011	2010
OTHER INFORMATION

Geographic revenue mix
North America	69%	66%	58%	57%
International	31%	34%	42%	43%

Platform revenue mix
Microsoft Xbox 360	38%	38%	44%	39%
Sony PlayStation 3	38%	37%	38%	40%
PC	9%	9%	9%	10%
Nintendo Wii	4%	8%	2%	5%
Sony PSP	3%	2%	2%	2%
Nintendo DS	3%	4%	2%	2%
Sony PlayStation 2	2%	2%	2%	2%
Other	3%	0%	1%	0%

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	December 31,	March 31,
	2011	2011
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$453,316	$280,359
Accounts receivable, net of allowances of $52,278 and $42,900 at December 31, 2011 and March 31, 2011, respectively	53,274	84,217
Inventory	22,516	24,578
Software development costs and licenses	180,705	131,676
Prepaid taxes and taxes receivable	6,067	8,280
Prepaid expenses and other	36,542	37,493
Total current assets	752,420	566,603

Fixed assets, net	18,556	19,632
Software development costs and licenses, net of current portion	121,843	138,320
Goodwill	223,934	225,170
Other intangibles, net	16,401	17,833
Other assets	7,442	4,101
Total assets	$1,140,596	$971,659

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$29,400	$56,153
Accrued expenses and other current liabilities	126,857	158,459
Deferred revenue	11,794	13,434
Liabilities of discontinued operations	1,027	2,842
Total current liabilities	169,078	230,888

Long-term debt	311,906	107,239
Income taxes payable	12,711	12,037
Other long-term liabilities	3,116	2,961
Liabilities of discontinued operations, net of current portion	2,300	3,255
Total liabilities	499,111	356,380
Commitments and contingencies

Stockholders’ equity:
Preferred stock, $.01 par value, 5,000 shares authorized	—	—
Common stock, $.01 par value, 150,000 shares authorized; 90,035 and 86,119 shares issued and outstanding at December 31, 2011 and March 31, 2011, respectively	900	861
Additional paid-in capital	786,652	706,482
Accumulated deficit	(144,503)	(102,523)
Accumulated other comprehensive (loss) income	(1,564)	10,459
Total stockholders’ equity	641,485	615,279
Total liabilities and stockholders’ equity	$1,140,596	$971,659

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(in thousands)

	Nine months ended December 31,
	2011	2010

Operating activities:
Net income (loss)	$(41,980)	$70,512
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Amortization and impairment of software development costs and licenses	117,158	123,345
Depreciation and amortization	9,383	11,271
Loss from discontinued operations	285	5,708
Amortization and impairment of intellectual property	979	2,796
Stock-based compensation	23,463	23,630
Deferred income taxes	—	1,491
Amortization of discount on Convertible Notes	7,294	5,440
Amortization of debt issuance costs	1,014	939
Other, net	778	(525)
Changes in assets and liabilities, net of effect from purchases of businesses:
Accounts receivable	30,943	(9,710)
Inventory	2,062	(4,113)
Software development costs and licenses	(147,315)	(118,961)
Prepaid expenses, other current and other non-current assets	4,125	11,987
Deferred revenue	(1,640)	(1,532)
Accounts payable, accrued expenses, income taxes payable and other liabilities	(59,574)	42,063
Net cash used in discontinued operations	(1,580)	(9,170)
Net cash (used in) provided by operating activities	(54,605)	155,171

Investing activities:
Purchase of fixed assets	(7,984)	(8,246)
Settlement of purchase price related to discontinued operations	(1,475)	—
Cash received from sale of business	—	3,075
Payments in connection with business combinations, net of cash acquired	—	(1,000)
Net cash used in investing activities	(9,459)	(6,171)

Financing activities:
Proceeds from exercise of employee stock options	238	104
Proceeds from issuance of Convertible Notes	250,000	—
Payment of debt issuance costs	(6,875)	—
Net cash provided by financing activities	243,363	104

Effects of exchange rates on cash and cash equivalents	(6,342)	2,176

Net increase in cash and cash equivalents	172,957	151,280
Cash and cash equivalents, beginning of year	280,359	145,838
Cash and cash equivalents, end of period	$453,316	$297,118

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

RECONCILIATION OF GAAP TO Non-GAAP MEASURES (Unaudited)

(in thousands, except per share amounts)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2011	2010	2011	2010
Gross Profit
GAAP Gross Profit	$109,858	$145,609	$265,350	$385,283
Stock-based compensation	794	1,793	4,379	9,801
Non-GAAP Gross Profit	$110,652	$147,402	$269,729	$395,084

Income (Loss) from Operations
GAAP Income (Loss) from Operations	$20,248	$48,682	$(23,124)	$97,102
Stock-based compensation	10,803	5,916	23,463	23,630
Business reorganization and related	247	—	1,015	1,713
Professional fees and legal matters	20	423	196	371
Non-GAAP Income (Loss) from Operations	$31,318	$55,021	$1,550	$122,816

Net Income (Loss)
GAAP Net Income (Loss)	$14,104	$40,859	$(41,980)	$70,512
Discontinued operations	81	(39)	285	5,708
Stock-based compensation	10,803	5,916	23,463	23,630
Professional fees and legal matters	20	423	196	371
Business reorganization and related	247	—	1,015	1,713
Non-cash interest expense	3,234	1,872	7,294	5,440
Non-cash tax expense	465	472	1,286	1,393
Non-GAAP Net Income (Loss)	$28,954	$49,503	$(8,441)	$108,767

Diluted Earnings (Loss) Per Share
GAAP earnings (loss) per share	$0.16	$0.45	$(0.51)	$0.82
Non-GAAP earnings (loss) per share (1)	$0.27	$0.52	$(0.10)	$1.15

Number of diluted shares used in computation
GAAP	89,523	99,260	83,003	98,721
Non-GAAP (2)	115,544	99,260	83,003	98,721

(1)    For the three months ended December 31, 2011, Non-GAAP diluted EPS has been calculated using the “if-converted” method as a result of the issuances of the 4.375% Convertible Notes in June 2009 (the “4.375% Convertible Notes”) and the 1.75% Convertible Notes in November 2011 (the “1.75% Convertible Notes” and together with the 4.375% Convertible Notes, the “Convertible Notes”) for which diluted net income has been adjusted by $2,378 related to interest and debt issuance costs, net of tax. The shares used for computing the three months ended December 31, 2011 Non-GAAP diluted EPS include 26,021 shares related to the potential dilution from the Convertible Notes.

For the three and nine months ended December 31, 2010, Non-GAAP diluted EPS has been calculated using the “if-converted” method as a result of the 4.375% Convertible Notes, for which diluted net income has been adjusted by $1,680 and $5,006, respectively, related to interest and debt issuance costs, net of tax. The shares used for computing the three and nine months ended December 31, 2010 Non-GAAP diluted EPS include 12,927 shares related to the potential dilution from the 4.375% Convertible Notes.

The “if-converted” method was not used for the nine months ended December 31, 2011 as the assumed conversion would have been anti-dilutive.

(2)    For the three months ended December 31, 2011 and the three and nine months ended December 31, 2010, the diluted shares used in the computation of Non-GAAP EPS include participating shares of 5,958, 5,578 and 5,824, respectively.